Exhibit 10.12
EXECUTION VERSION
THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of April 19, 2023 (this “Agreement”), is by and among OAKTRUST OPERATING PARTNERSHIP L.P., a Delaware limited partnership (the “Borrower”), the other Loan Parties (as defined in the Credit Agreement (defined below)) solely for purpose of Section V and, if applicable, Section VI hereof, KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (in such capacity, the “Agent”), and the Lenders (defined below) party hereto.
RECITALS
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Agent are parties to the Credit Agreement, dated as of August 11, 2022 (as amended, restated, modified or supplemented by the First Amendment to Credit Agreement, dated as of December 29, 2022 and by the Second Amendment to Credit Agreement, dated as of April 18, 2023, the “Credit Agreement”); and
WHEREAS, as permitted by Section 11.3 of the Credit Agreement, the parties hereto desire to amend the Credit Agreement subject to the terms and conditions of this Agreement (the Credit Agreement as so amended hereby, the “Amended Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Amended Credit Agreement).
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
I.    AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions precedent set forth in Section III below, as of the Third Amendment Effective Date, the Credit Agreement is hereby amended as follows:
A.    Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in proper alphabetical order therein:
“Bally’s Conversion Date”. See definition of “Unencumbered Pool Asset”.
“Bally’s Property”. See definition of “Unencumbered Pool Asset”.
“Entertainment Facility”. Any ski facility, waterpark, amusement park, movie theater, golf entertainment centers, card room or other similar recreational venue.
“Entertainment Asset”. Any Unencumbered Pool Asset that is being used, operated or developed as an Entertainment Facility.
“Existing Use”. See definition of “Unencumbered Pool Asset”.
“Gaming Facility”. Any casino, resort connected to a casino, pari-mutuel race track, off-track wagering site, or other venue at which gaming or wagering is conducted that requires the operator of such facility to hold a license and/or permit for the operation of such facility. For the avoidance of doubt, a card room not otherwise connected to one of the foregoing operations or venues shall not constitute a Gaming Facility.
“Gaming Asset”. Any Unencumbered Pool Asset that is being used, operated or developed as a Gaming Facility.

“Ground Leased Asset”. Any Unencumbered Pool Asset owned in fee simple by a Subsidiary Owner that is subject to a ground lease by and between such Subsidiary Owner, as lessor, and a third party lessee, and with respect to which the improvements on such Property are not owned by such Subsidiary Owner until the expiration or termination of such ground lease.
“Prohibited Use”. The use, operation or development of any Property or Build-to-Suit Property, or any improvement thereon, as or for any purpose that is not consistent with the types and quality of uses made of institutionally owned and operated first-class commercial real estate properties, including, without limitation, each the following:
(i)    any hospital (other than any On-Campus Medical Office Building);
(ii)    any (A) senior housing or assisted living facility or (B) other residential housing;
(iii)    any (A) hotel, (B) motel or (C) other transient housing;
(iv)    any central laundry or dry cleaning plant or laundromat (except that this prohibition shall not be applicable to on-site service provided solely for pickup and delivery by the ultimate consumer, including nominal supporting facilities);
(v)    any so-called "adult" bookstore, any establishment featuring so-called "adult" entertainment or any establishment selling or exhibiting pornographic materials;
(vi)    any "head shop" or any establishment displaying or selling drug paraphernalia;
(vii)    any animal-raising facility;
(viii)    any mortuary, crematorium, funeral home or similar facility;
(ix)    any church, synagogue, mosque, temple or other place of worship as a primary use;
(x)    any use which is a public or private nuisance;
(xi)    any dumping, disposing, incineration or reduction, of garbage (exclusive of appropriately screened dumpsters located in the rear of any building);
(xii)    any fire sale or bankruptcy sale (unless pursuant to a court order);
(xiii)    any use which causes any unreasonably objectionable or unpleasant odors to emanate from the Property (normal cooking odors from restaurants not being prohibited);
(xiv)    for any purpose or activity relating to any Schedule 1 federally controlled substances (including, without limitation, growing, distributing and/or dispensing of medical or recreational marijuana);
(xv)    any gun range or use which involves any unusual firing, explosive or other damaging or dangerous hazard; or
(xvi)    for any illegal activity or other purpose in violation of applicable law;
provided, however, that the prohibitions set forth in clauses (ii)(B) and (iii)(A) above shall not be applicable so long as such Property is subject to a master lease pursuant to which a Subsidiary Owner leases such Property to a third party Tenant that operates such Property as a hotel or as residential housing (excluding senior housing or assisted living facilities), as applicable.
“STORE Acquisition”. The acquisition identified to the Agent and the Lenders as “STORE” prior to the Third Amendment Effective Date.
“Subsequent Use”. See definition of “Unencumbered Pool Asset”.
“Third Amendment”. That certain Third Amendment to Credit Agreement, dated as of April 19, 2023, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Agent.
“Third Amendment Effective Date”. The “Third Amendment Effective Date” as defined in the Third Amendment.

“Unencumbered Leverage Increase Period”. See Section 7.9(c).
“Use Conversion Date”. See definition of “Unencumbered Pool Asset”.
B.    Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their respective entireties as follows:
“Build-to-Suit Property”. Any Property owned or acquired by a Subsidiary Owner (i) that is vacant land intended for development by such Subsidiary Owner, (ii) for which such Subsidiary Owner has a signed Lease with a Tenant for a term longer than ten (10) years (calculated at the time such Property is initially included as an Unencumbered Pool Asset) and (iii) that will otherwise satisfy each of the requirements set forth in the definition of “Unencumbered Pool Asset” once such development is complete. For the avoidance of doubt, no Ground Leased Asset shall constitute a Build-to-Suit Property.
“Consolidated Total Indebtedness”. On any date of determination, all Indebtedness of REIT and its Subsidiaries determined on a Consolidated basis and including (without duplication) the Consolidated Group Pro Rata Share of the Indebtedness of its Unconsolidated Affiliates to the extent such Indebtedness of any Unconsolidated Affiliates would be classified as a liability on the consolidated financial statements of the REIT and its Subsidiaries in conformity with GAAP. For purposes of calculating Consolidated Total Indebtedness, in respect of Consolidated Total Indebtedness of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of Consolidated Total Indebtedness of such Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower) shall be counted.
“Consolidated Total Secured Indebtedness”. On any date of determination, all Secured Indebtedness of REIT and its Subsidiaries determined on a Consolidated basis and including (without duplication) the Consolidated Group Pro Rata Share of the Secured Indebtedness of its Unconsolidated Affiliates to the extent such Secured Indebtedness of any Unconsolidated Affiliates would be classified as a liability on the consolidated financial statements of the REIT and its Subsidiaries in conformity with GAAP. For purposes of calculating Consolidated Total Secured Indebtedness, in respect of any Consolidated Total Secured Indebtedness of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of such Consolidated Total Secured Indebtedness of such Non- Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower) shall be counted.
“Consolidated Total Secured Recourse Indebtedness”. On any date of determination, all Secured Recourse Indebtedness of REIT and its Subsidiaries determined on a Consolidated basis and including (without duplication) the Consolidated Group Pro Rata Share of the Secured Recourse Indebtedness of its Unconsolidated Affiliates to the extent such Secured Recourse Indebtedness of any Unconsolidated Affiliates would be classified as a liability on the consolidated financial statements of the REIT and its Subsidiaries in conformity with GAAP. For purposes of calculating Consolidated Total Secured Recourse Indebtedness, in respect of any Consolidated Total Secured Recourse Indebtedness of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of such Consolidated Total Secured Recourse Indebtedness of such Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower) shall be counted.

“Material Acquisition”. A simultaneous acquisition by Borrower and/or its Subsidiaries of one or more assets from a non-affiliated third party (or series of related acquisitions from the same non-affiliated third party seller that are consummated within a period of 30 days) in a bona fide purchase and sale transaction with an aggregate purchase price equal to or greater than ten percent (10%) of Consolidated Total Asset Value at the time of such acquisition; provided that the STORE Acquisition shall constitute a Material Acquisition solely for purposes of Section 7.9(c) (it being understood that the STORE Acquisition shall not constitute a Material Acquisition for purposes of Section 7.9(a)).
“Negative Pledge”. With respect to any Unencumbered Pool Asset or any Equity Interests in any Subsidiary Owner, Joint Venture Guarantor or Indirect Owner, any provision of a document, instrument or agreement (other than the Loan Documents) which prohibits or purports to prohibit the creation or assumption of any Lien, or requires the consent of any Person to create or assume any Lien (unless such consent has been irrevocably provided), in each case, on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Unencumbered Pool Asset”. Each Property that is designated by the Borrower as an Unencumbered Pool Asset and that satisfies all of the following requirements:
(a)    such Property is one hundred percent (100%) owned in fee simple (or is ground leased pursuant to a Ground Lease) by (i) a Wholly Owned Subsidiary or (ii) a Non-Wholly Owned Subsidiary Owner (provided that no consent from any minority owner of such Non-Wholly Owned Subsidiary Owner is required in order for the Borrower to cause a sale or refinancing of such Unencumbered Pool Asset), in each case, that is a Guarantor;
(b)    such Property is located in a State of the United States (or, if approved in writing by the Agent, a territory of the United States), or in an Approved Foreign Country;
(c)    regardless of whether such Property is owned by a Wholly Owned Subsidiary or a Non-Wholly Owned Subsidiary Owner, the Borrower has the right, directly or indirectly, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property;
(d)    neither such Property, nor any of the Borrower’s or any Joint Venture Guarantor’s direct or indirect ownership interest in the Subsidiary Owner thereof, is subject to (i) any Lien other than Permitted Liens or (ii) any Negative Pledge;
(e)    such Property is, to the Borrower’s knowledge, free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or other matters which, individually or collectively, are not material to the profitable operation of such Property;
(f)    each Tenant of such Property (i) is not more than 60 days past due with respect to any rental obligation to the Borrower or any of its Subsidiaries in respect of such Property and (ii) is not the subject of a proceeding under any Insolvency Law;

(g)    such Property is occupied by a single Tenant under a Net Lease or a GSA Lease with a remaining term equal to or greater than ten (10) years (disregarding any extension option and assessed at the time of initial qualification of such Property as an Unencumbered Pool Asset); provided, however, that the foregoing remaining lease term requirement set forth in this clause (g) shall not apply with respect to the Property located at 111 Cosma Drive, Bowling Green, Kentucky;
(h)    such Property is a completed Property that has been developed for, or a Build-to-Suit Property that is being developed for, office, retail or industrial use or as an Entertainment Facility or a Gaming Facility; provided that:
(i)    notwithstanding anything herein to the contrary, no Property developed for or operating as, nor any Build-to-Suit Property being developed for, any Prohibited Use shall be included as an Unencumbered Pool Asset; and
(ii)    if a Ground Leased Asset is intended to be converted from its then current use (the “Existing Use”) to a different use (the “Subsequent Use”), the use of such Ground Leased Asset shall be deemed to be the Existing Use until the earlier of (x) the date upon which operation of the Existing Use terminates, and (y) the date upon which the existing Tenant (i.e., the Tenant associated with the Existing Use) vacates such Property (such earlier date, the “Use Conversion Date”), at which time the use of such Ground Leased Property shall be deemed to be the Subsequent Use (regardless of whether operations of the Subsequent Use have commenced); provided further, however, that, solely in the case of the initial conversion of the Property located at 777 W Chicago Avenue, Chicago, IL (the “Bally’s Property”) from an industrial use to use as a Gaming Facility, the use of such Property shall continue to be deemed to be the Existing Use (i.e., industrial use) until the date that is 90 days after the earlier of (A) commencement of the demolition of the existing building(s) on such Property that were utilized for the Existing Use (i.e., industrial use) and (B) commencement of construction of one or more buildings on such Property that are intended to be utilized as a Gaming Facility (such earlier date, the “Bally’s Conversion Date”), upon which Bally’s Conversion Date such Property shall be deemed to be a Gaming Asset for all purposes hereunder (to the extent such Property remains an Unencumbered Pool Asset and has not been removed in accordance with the terms of Section 2.16(b)); and
(i)    a Current Appraisal for such Property has been delivered to the Agent in accordance with (and, in the case of a Build-to-Suit Property, to the extent required by) Section 6.11.
C.    Section 5.26 of the Credit Agreement is hereby amended to add a new subsection (k) thereto as follows:
“(k) The use and occupancy of such Unencumbered Pool Asset and the improvements thereon do not constitute a Prohibited Use.”
D.    Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Current Appraisals. Borrower shall obtain, or cause its applicable Subsidiary to obtain, (a) a new Current Appraisal for each Unencumbered Pool Asset (other than any Build-to-Suit Property for which the final certificate of occupancy was issued within the previous twelve (12) month period) not less than once in every twelve (12) month period, and (b) in the case of each Ground Leased Asset being converted from an Existing Use to a Subsequent Use, without limiting the foregoing clause (a), a new Current Appraisal for such Ground Leased Asset based on such Subsequent Use within 90 days after the Use

Conversion Date (or, in the case of the Bally’s Asset, the Bally’s Conversion Date) applicable thereto. Without limiting the obligations of Borrower under foregoing sentence, the Agent may elect (in its sole and absolute discretion) to obtain, at the sole cost and expense of the Borrower, a Current Appraisal for any Unencumbered Pool Asset (i) if the Borrower fails to deliver a Current Appraisal for such Unencumbered Pool Asset in accordance with this Section 6.11, or (ii) after the occurrence and during the continuance of an Event of Default.”
E.    Section 6.13(d) of the Credit Agreement is hereby amended by:
1.    amending and restating clause (i) thereof in its entirety as follows:
“(i) No more than five percent (5%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets that are “dark” (i.e., not being operated or occupied by the applicable Tenant and in respect of which the applicable Tenant is paying in full the rent and other amounts due under its Lease for such Property and is in compliance with its other material obligations under its Lease), and any amount in excess of five percent (5%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder; provided, however, that a Ground Leased Asset shall not be considered “dark” during the period of conversion from an Existing Use to a Subsequent Use so long as the applicable Tenant is paying in full the rent and other amounts due under its ground lease for such Ground Leased Asset;”
2.    amending and restating clause (iv) thereof in its entirety as follows:
“(iv) No more than ten percent (10%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets (other than On-Campus Medical Office Buildings) that are ground leased by a Subsidiary Owner, as lessee, under Ground Leases (as opposed to being owned in fee simple by a Subsidiary Owner), and any amount in excess of ten percent (10%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;”
3.    (a) deleting the “and” at the end of clause (viii) thereof, (b) adding the text “and” at the end of clause (ix) thereof, and (c) adding a new clause (x) thereto as follows:
“(x) No more than twelve percent (12%) of Unencumbered Pool Aggregate Asset Value may be attributable to Gaming Assets and Entertainment Assets, collectively, and any amount in excess of twelve percent (12%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder.”
F.    Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Restrictions on Liens. The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to, create, incur, assume or permit to exist any Lien on any (i) Unencumbered Pool Asset or any fixtures or building systems incorporated into such Unencumbered Pool Asset, or any contract rights, insurance proceeds, condemnation awards or other personal property of the Borrower or such Guarantor or Subsidiary pertaining to or used in connection with the ownership, development and/or operation of such Unencumbered Pool Asset (provided, however that this clause (i) does not apply to any leased equipment), whether now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any Unencumbered Pool Asset, except for Permitted Liens, (ii) Equity Interest in any Subsidiary Owner, Joint Venture Guarantor or Indirect Owner or the right to receive any income therefrom or proceeds thereof, or (iii) solely during the Unencumbered Leverage Increase Period resulting from the STORE Acquisition, Equity Interests in STORE Capital Corporation (or in any direct or indirect equity holder thereof) or the right to receive any income therefrom or proceeds thereof.”
G.    Section 7.9(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower will not at any time permit the ratio of Consolidated Total Unsecured Indebtedness to Unencumbered Pool Aggregate Asset Value (expressed as a percentage) to exceed sixty percent (60%); provided, however, that the Borrower shall have the option, exercisable not more than three (3) times prior to the latest Maturity Date hereunder by providing written notice thereof to the Agent, to increase the foregoing limit to sixty-five percent (65%) for the two (2) consecutive fiscal quarters following a Material Acquisition (an “Unencumbered Leverage Increase Period”) (with the first such fiscal quarter being (i) in the case of the STORE Acquisition, the second quarter of 2023, and (ii) in the case of any other Material Acquisition, the same fiscal quarter in which the assets acquired in such Material Acquisition are included in the calculation of Unencumbered Pool Aggregate Asset Value); provided further, that following the expiration of any Unencumbered Leverage Increase Period, the maximum ratio of Consolidated Total Unsecured Indebtedness to Unencumbered Pool Aggregate Asset Value shall not be subsequently increased again to sixty-five percent (65%) as a result of a subsequent Material Acquisition (and a subsequent Unencumbered Leverage Increase Period shall not commence) until Borrower has delivered a Compliance Certificate for one (1) fiscal quarter ending after such Unencumbered Leverage Increase Period evidencing that the ratio of Consolidated Total Unsecured Indebtedness to Unencumbered Pool Aggregate Asset Value was not greater than sixty percent (60%) for such fiscal quarter. For purposes of clarity, the parties acknowledge that the Borrower has provided notice of the STORE Acquisition and as a result (x) the foregoing limit has been increased to 65% for the 2nd and 3rd quarters of 2023, (y) following expiration of such surge period, the Borrower will only have two further opportunities to increase the foregoing limit to 65% in connection with future Material Acquisitions, and (z) there is no further opportunity to increase the foregoing limit in connection with the STORE Acquisition. Additionally, the Borrower acknowledges that it may only take advantage of the surge protection in this paragraph to the extent that the assets acquired in any such Material Acquisition (other than the STORE Acquisition) are included in the calculation of Unencumbered Pool Aggregate Asset Value.”
II.    REPRESENTATIONS. The Borrower, on its own behalf and on behalf of the other Loan Parties, hereby represents, warrants and confirms that (a) the representations and warranties made or deemed made by the Borrower or any other Loan Party in the Amended Credit Agreement and each other Loan Document to which such Loan Party is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Amended Credit Agreement, and (b) immediately before and after giving effect to this Agreement, no Default or Event of Default exists.

III.    CONDITIONS TO EFFECTIVENESS. This Agreement will become effective on the first date (the “Third Amendment Effective Date”) on which the following conditions are satisfied:
A.    The Agent shall have received counterparts of this Agreement executed and delivered by the Borrower, the other Loan Parties, the Lenders party hereto (constituting Majority Lenders) and the Agent.
B.    The Agent shall have received a certificate signed by an Authorized Officer of the Borrower and dated as of the Third Amendment Effective Date, certifying that, after giving effect to this Agreement and the other transactions contemplated hereby, (i) the representations and warranties contained in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) as of the Third Amendment Effective Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Amended Credit Agreement, and (ii) no Default or Event of Default exists.
C.    The Borrower shall have paid to the Agent, for the account of each Lender party hereto, a consent fee (collectively, the "Consent Fee"), in an amount equal to $20,000 for each such consenting Lender, which Consent Fee shall be non-refundable and earned, due and payable in full in cash to the Agent on the Third Amendment Effective Date.
D.    The Agent shall have received all other amounts due and payable by the Borrower to the Agent or any Arranger pursuant to any Loan Document on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required pursuant to the terms of the Credit Agreement to be reimbursed or paid by the Borrower in connection herewith.
IV.    EFFECT. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only. The Amended Credit Agreement is hereby ratified and confirmed in all respects. Nothing in this Agreement shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Agent or the Lenders under the Amended Credit Agreement or any other Loan Document. This Agreement is not intended to and shall not constitute a novation of any of the Loan Documents or the Obligations.
V.    CONFIRMATION OF GUARANTY. Each Loan Party (a) confirms its obligations under the Guaranty to which it is a party, (b) confirms that the obligations under the Amended Credit Agreement constitute “Obligations” (as defined in the Amended Credit Agreement), (c) confirms its guarantee of the Obligations under the Guaranty to which it is a party, (d) confirms that the Obligations under the Amended Credit Agreement are entitled to the benefits of the guarantee set forth in the Guaranty to which it is a party, and (e) agrees that the Amended Credit Agreement is the “Credit Agreement” under and for all purposes of the Guaranty to which it is a party. Each Loan Party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect.

VI.    RELEASE. Each of Q Lux MasterCo S.à r.l., Q GE Lux Holdco S.à r.l., and Q GE Lux Propco 1 S.à r.l., each a société à responsabilité limitée governed by the laws of the Grand Duchy of Luxembourg (each a “Lux Loan Party” and, collectively, the “Lux Loan Parties”) hereby acknowledges and agrees that, through the date hereof, each of the Agent and the Lenders has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Loan Parties in connection with the Obligations, the Credit Agreement (including as amended hereby) and the other Loan Documents. Each Lux Loan Party hereby ratifies, reaffirms and acknowledges that the Loan Documents represent valid, enforceable and collectible obligations, and that no Lux Loan Party, to its knowledge, has any existing claims, defenses (personal or otherwise) or rights of setoff with respect thereto. Each Lux Loan Party hereby releases the Agent, Lenders, and their respective parents, subsidiaries and affiliates, any holder of or participant in the Loans, and each of their respective present and former officers, directors, shareholders, representatives, consultants, attorneys, employees and agents, heirs, personal representatives, successors and assigns (collectively, the “Released Parties”), from any and all claims, liabilities, damages, actions and causes of action of every nature or character (collectively, the “Claims”), known or unknown, direct or indirect, at law or in equity, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, or that may hereafter arise with respect to acts or omissions occurring prior to such date, in each case relating to the Obligations, the Amended Credit Agreement, and the other Loan Documents and the transactions contemplated hereby and thereby, and the administration of the Loans and other Obligations or the amendments described herein.
VII.    MISCELLANEOUS.
A.    Each party hereto agrees, that except as specifically amended hereby, the Loan Documents shall remain unmodified and in full force and effect.
B.    On and after the date hereof, references in the Amended Credit Agreement or in any other Loan Document to the Loan Documents shall be deemed to be references to the Loan Documents as amended hereby and as further amended, restated, modified or supplemented from time to time. This Agreement shall constitute a Loan Document.
C.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Agreement for all purposes. Section 11.8 of the Amended Credit Agreement is incorporated herein by reference, mutatis mutandis.
D.    This Agreement shall be construed in accordance with and governed by the law of the State of New York. Section 11.7 of the Amended Credit Agreement is incorporated herein by reference, mutatis mutandis.
E.    Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.
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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

BORROWER:

OAKTRUST OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership

By:	OAK STREET NET LEASE TRUST, its general partner

	By:	/s/Michael Reiter
	Name:	Michael Reiter
	Title:	Chief Operating Officer

GUARANTORS:

OAK STREET NET LEASE TRUST, a Maryland statutory trust

PROJECT PEARL PASCO LLC
OAK TRUST SUB - REIT I, LLC
OAK TRUST SUB - REIT II, LLC
PROJECT BRONCO FAYETTEVILLE LLC
OT CB I OWNER LLC
OT MA OWNER LLC
PROJECT EVERGREEN WA LLC
PROJECT EVERGREEN NV LLC
PASTFL00l LLC
ES PORTFOLIO OWNER LLC
ES HATX OWNER LLC
ES WFTX OWNER LLC
ES HOTX OWNER LLC
ES BROTX OWNER LLC
ES BRYTX OWNER LLC
HFAKOHO0l LLC
WHRAMIA00l LLC
BACHIL00l LLC
CHWSNJ00l LLC
TEN PORTFOLIO OWNER LLC,
LOPLMIO0l LLC,
LOSTOH00l LLC, each a Delaware limited liability company
By: OAKTRUST OPERATING PARTNERSHIP L.P., its managing member
By: OAK STREET NET LEASE TRUST, its general partner

PAORON00l HOLDINGS ULC, a British Columbia unlimited liability company By: OAKTRUST OPERATING PARTNERSHIP L.P., its managing member By: OAK STREET NET LEASE TRUST, its general partner

DOCOON00l HOLDINGS ULC, a British Columbia unlimited liability company

OT WA OWNER LLC WBCCTX00l LLC WBHOTX003 LLC WBHOTX004 LLC WBKITX00l LLC WBPLTX00l LLC WBSATX00l LLC, each a Delaware limited liability company

By: OAK TRUST SUB - REIT I, LLC, its sole member By: OAKTRUST OPERATING PARTNERSHIP L.P., its managing member By: OAK STREET NET LEASE TRUST, its general partner

MOUNTAIN PORTFOLIO OWNER LLC
MOUNTAIN PORTFOLIO OWNER NC LLC
MOUNTAIN PORTFOLIO OWNER LA LLC
MOUNTAIN PORTFOLIO OWNER AR LLC
MOUNTAIN METX00l LLC
MOUNTAIN IRTX00l LLC
MOUNTAIN DATX005 LLC
MOUNTAIN DATX004 LLC
MOUNTAIN DATX002 LLC
JCSEWA00l LLC, each a Delaware limited liability company
By: OAK TRUST SUB - REIT II, LLC, its sole member
By: OAKTRUST OPERATING PARTNERSHIP L.P., its managing member
By: OAK STREET NET LEASE TRUST, its general partner

MGKY00l Owner LLC, a Delaware limited liability company
By: OT MA OWNER LLC, its sole member
By: OAKTRUST OPERATING PARTNERSHIP L.P., its
managing member
By: OAK STREET NET LEASE TRUST, its general partner

CB Portfolio Owner LLC
CBPFTN00l LLC
CBMUTN00l LLC
CBLCTN00l LLC
CBLATN00l LLC
CBCRTN00l LLC
CBCOTN002 LLC, each a Delaware limited liability company
By: OT CB I OWNER LLC, its sole member
By: OAKTRUST OPERATING PARTNERSHIP L.P., its
managing member
By: OAK STREET NET LEASE TRUST, its general partner

By:	/s/Michael Reiter
Name: Michael Reiter
Title: Chief Operating Officer

Q Lux MasterCo S.à r.l., as Guarantor

By:	/s/Bertrand de Fays
Name: Mr. Bertrand de Fays
Title: Authorised Signatory

Q GE Lux Holdco S.à r.l., as Guarantor

By:	/s/Bertrand de Fays
Name: Mr. Bertrand de Fays
Title: Authorised Signatory

Q GE Lux Propco 1 S.à r.l., as Guarantor

By:	/s/Bertrand de Fays
Name: Mr. Bertrand de Fays
Title: Authorised Signatory

KEYBANK NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ Joshua Mayers
Name: Joshua Mayers
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/Bryan Frese
Name: Bryan Frese
Title: Senior Vice President

TRUIST BANK, as a Lender

By:	/s/Alexander Rownd
Name: Alexander Rownd
Title: Vice President

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Rebecca Liu Chabanon
Name:	Rebecca Liu Chabanon
Title:	Director
[Oak Street – Amendment to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/Jack Kuhns
Name: Jack Kuhns
Title: Vice President
[Oak Street – Amendment to Credit Agreement]

SYNOVUS BANK, as a Lender

By:	/s/Zachary Braun
Name: Zachary Braun
Title: Corporate Banker

S&T BANK, as a Lender

By:	/s/Sean R. Apicella
Name: Sean R. Apicella
Title: Senior Vice President